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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MegaWest Energy Corp.

We consent to the incorporation by reference in the registration statement on Form S-8 of MegaWest Energy Corp. of our report dated July 25, 2007 with respect to the consolidated balance sheet of MegaWest Energy Corp. as of April 30, 2007 and the consolidated statements of operations and deficit, shareholders’ equity and cash flows for the year ended April 30, 2007 and our comments on the Canada-United States of America reporting differences dated July 25, 2007, which reports appear in the September 4, 2007 registration statement Form F-1 filing of MegaWest Energy Corp.

Signed “KPMG LLP”

Chartered Accountants

Calgary, Canada

September 27, 2007

KPMG LLP, a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

KPMG Canada provides services to KPMG LLP.